Exhibit 21.1

IAC/InterActiveCorp Subsidiaries
As of December 31, 2017

Entity	Jurisdiction of Formation

15Films, LLC	Delaware
8831-8833 Sunset, LLC	Delaware
About Information Technology (Beijing) Co., Ltd.	People’s Republic of China
About International	Cayman Islands
About, Inc.	Delaware
Affinity Apps LLC	Delaware
AL Real Estate Holdings, LLC	Indiana
Amsel, LLC	Delaware
ANGI Homeservices Inc.	Delaware
Angie’s List, Inc.	Delaware
Apalon Apps LLC	Republic of Belarus
APN, LLC	Delaware
Applications Partner, LLC	Delaware
Ask Applications, Inc.	Delaware
Big Breakfast, LLC	Delaware
Buzz Technologies, Inc.	Washington
CH Pacific, LLC	Delaware
CityGrid Media, LLC	Delaware
CollegeHumor Press LLC	Maryland
Comedy News Ventures, Inc.	Delaware
Connect, LLC	Delaware
Connected Ventures, LLC	Delaware
ConsumerSearch, Inc.	Delaware
CraftJack Inc.	Illinois
CV Acquisition Corp.	Delaware
Daily Burn Holdings, LLC	Delaware
Daily Burn, Inc.	Delaware
DatingDirect.com Limited	England and Wales
Delightful.com, LLC	Delaware
Diamant Production Services, LLC	Delaware
Diamond Dogs, LLC	Delaware
Dictionary.com, LLC	California
ECS Sports Fulfillment LLC	Delaware
Electus Productions, LLC	California

Exhibit 21.1

Entity	Jurisdiction of Formation
Electus, LLC	Delaware
ES1 Productions, LLC	Delaware
ES2 Productions, LLC	Delaware
Eureka SG Pte. Ltd.	Singapore
Eureka Taiwan	Taiwan
Eureka, Inc.	Japan
Failure to Appear Productions, LLC	Delaware
Falcon Holdings II, LLC	Delaware
Felix Calls, LLC	Delaware
Five Star Matchmaking Information Technology (Beijing) Co., Ltd.	People’s Republic of China
Flaked Productions, LLC	Delaware
FriendScout24 GmbH	Germany
Good Hang, LLC	Delaware
HLVP Follow On Fund GP, LLC	Delaware
HLVP Follow On Fund, L.P.	Delaware
HLVP I GP, LLC	Delaware
HLVP I, L.P.	Delaware
HLVP II GP, LLC	Delaware
HLVP II Token, LLC	Delaware
HLVP II, L.P.	Delaware
HLVP III GP, LLC	Delaware
HLVP III, L.P.	Delaware
Home Advisor Limited	England and Wales
Home Industry Leadership Board	Colorado
HomeAdvisor Finance Co.	Cayman Islands
HomeAdvisor GmbH	Germany
HomeAdvisor International, LLC	Delaware
HomeAdvisor, Inc.	Delaware
HomeStars, Inc.	Canada
HowAboutWe, LLC	Delaware
HSN Capital LLC	Delaware
HSN, LLC	Delaware
HTRF Ventures, LLC	Delaware
Humor Rainbow, Inc.	New York
IAC 19th St. Holdings, LLC	Delaware
IAC Applications Holding Limited Partnership	Ireland
IAC Applications, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Family Foundation, Inc.	Delaware

Exhibit 21.1

Entity	Jurisdiction of Formation
IAC FinanceCo, Inc.	Delaware
IAC Group, LLC	Delaware
IAC Publishing Holding Limited Partnership	Ireland
IAC Publishing, LLC	Delaware
IAC Search & Media (Canada) Inc.	Canada
IAC Search & Media B.V.	Netherlands
IAC Search & Media Brands, Inc.	California
IAC Search & Media Europe Limited	Ireland
IAC Search & Media Finance Co.	Cayman Islands
IAC Search & Media Hong Kong, Limited	Hong Kong
IAC Search & Media International, Inc.	Delaware
IAC Search & Media Massachusetts, Inc.	Massachusetts
IAC Search & Media Technologies FinanceCo II	Cayman Islands
IAC Search & Media Technologies Limited	Ireland
IAC Search & Media UK Limited	United Kingdom
IAC Search & Media Washington, LLC	Washington
IAC Search & Media, Inc.	Delaware
IAC Search, LLC	Delaware
IAC Shopping International, Inc.	Delaware
IAC/Expedia Global, LLC	Delaware
IACF Developments LLC	Delaware
ImproveNet, Inc.	Delaware
Indigo Intermediate, LLC	Delaware
INKD LLC	Delaware
Insider Pages, Inc.	Delaware
InstantAction, LLC	Delaware
InterActiveCorp Films, Inc.	Delaware
InterActiveCorp Films, LLC	Delaware
InterCaptiveCorp, Ltd.	Bermuda
Internet Shopping Network LLC	Delaware
Investopedia Canada, Inc.	Canada
Investopedia LLC	Delaware
Konnett KK	Japan
Life123, Inc.	Delaware
Livestream Inc.	Delaware
Livestream Limited	England and Wales
Livestream LLC	New York
Livestream Technologies Private Limited	India
Lucky Morning Productions, LLC	Delaware

Exhibit 21.1

Entity	Jurisdiction of Formation
M8 Singlesnet LLC	Delaware
Maker Shack, LLC	California
Mash Dating, LLC	Delaware
Massive Media Europe NV	Belgium
Massive Media Limited	England and Wales
Massive Media Match NV	Belgium
Match Group Europe Limited	England and Wales
Match Group, Inc.	Delaware
Match Group, LLC	Delaware
Match Internet Financial Services Designated Activity Company	Ireland
Match ProfilePro, LLC	Delaware
Match.com Europe Limited	England and Wales
Match.com Events LLC	Delaware
Match.com Foreign Holdings II Limited	England and Wales
Match.com Foreign Holdings III Limited	England and Wales
Match.com Foreign Holdings Limited	England and Wales
Match.com Global Investments S.à r.l.	Luxembourg
Match.com Global Services Limited	England and Wales
Match.com HK Limited	Hong Kong
Match.com International Holdings, Inc.	Delaware
Match.com International II Limited	England and Wales
Match.com International Limited	England and Wales
Match.com Investments, Inc.	Cayman Island
Match.com Japan KK	Japan
Match.com Japan Networks GK	Japan
Match.com LatAm Limited	England and Wales
Match.com Luxembourg S.à r.l.	Luxembourg
Match.com Nordic AB	Sweden
Match.com Offshore Holdings, Ltd	Mauritius
Match.com Pegasus Limited	England and Wales
Matchcom Mexico, S. de R.L., de C.V.	Mexico
Meetic Espana, SLU	Spain
Meetic Italia SRL	Italy
Meetic Netherlands BV	Netherlands
Meetic SAS	France
MG France Services SAS	France
MG Korea Services Limited	South Korea
MG Services Alpha, LLC	Delaware
MG Services Beta, LLC	Delaware

Exhibit 21.1

Entity	Jurisdiction of Formation
Mhelpdesk, Inc.	Delaware
Mile High Insights, LLC	Delaware
Mindspark Interactive Network, Inc.	Delaware
MM LatAm, LLC	Delaware
Mojo Acquisition Corp.	Delaware
Mojo Finance Co.	Cayman Islands
MTCH Technology Services Ltd.	Ireland
MyBuilder Limited	England and Wales
MyHammer AG	Germany
MyHammer Holding AG	Germany
Neu.de GmbH	Germany
Newsweek Philippines Inc.	Philippines
Nexus Limited	England and Wales
Nice Little Day, LLC	Delaware
Notional, LLC	Delaware
NRelate LLC	Delaware
Out to Lunch Productions, LLC	Delaware
Parperfeito Comunicacao SA	Brazil
People Media, Inc.	Delaware
People Media, LLC	Arizona
Plentyoffish Media ULC	British Columbia
Plentyoffish Media, LLC	Delaware
Pretty Fun Therapy SAS	France
Principato-Young Management, Inc.	California
Prize Matters, LLC	Delaware
Pronto, LLC	Delaware
Publishing Partner, LLC	Delaware
Rebel Entertainment, Inc.	Delaware
Rio Bravo Productions, LLC	Delaware
Riviere Productions	California
Search Floor, Inc.	California
ServiceMagic Canada Inc.	Canada
ServiceMagic Europe S.à r.l.	Luxembourg
ServiceMagic GmbH	Germany
ServiceMagic International S.à r.l.	Luxembourg
ServiceMagic IP Ireland Limited	Ireland
Shanghai Huike Network Technology Co., Ltd.	People’s Republic of China
Shoptouch, Inc.	Delaware
Slimware Utilities Holdings, Inc.	Delaware

Exhibit 21.1

Entity	Jurisdiction of Formation
SpeedDate.com, LLC	Delaware
Spotlight Studios, LLC	Delaware
Stage Four, LLC	Delaware
Starnet Interactive Ltd.	Israel
Starnet Interactive, Inc.	Delaware
Stream Team, LLC	Delaware
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Enterprises Inc.	California
Targeted Media Solutions LLC	Delaware
TDB Holdings, Inc.	Delaware
The Daily Beast Company LLC	Delaware
The IAC Foundation, Inc.	Delaware
Tinder Development, LLC	Delaware
Tinder, LLC	Delaware
TMC Realty, L.L.C.	Delaware
TPR/Tutor Holdings, LLC	Delaware
Travaux.com	France
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
VHX Corporation	Delaware
Vimeo FinanceCo, LLC	Delaware
Vimeo, Inc.	Delaware
Wanderspot LLC	Washington
Werkspot BV	Netherlands